SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                   J. W. MAYS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                                J. W. MAYS, INC.

                                   ----------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2001
                                   ----------

                                                                October 18, 2001


To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of
J. W. Mays, Inc. (the "Company") on Tuesday, November 20, 2001 at 10:00 A.M., New York time, at the offices of the Company, 9 Bond Street, Brooklyn, New York. The purposes of the meeting will be to:

          1. Fix the number of directors to be elected at seven;

          2. Elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board has nominated Lance D. Myers, Dean L. Ryder, Jack Schwartz, Lloyd J. Shulman, Sylvia W. Shulman, Lewis D. Siegel and Alex Slobodin, all current directors;

          3. Ratify the appointment of D'Arcangelo & Co., LLP, independent auditors, as the Company's independent auditors for the fiscal year ending July 31, 2002. D'Arcangelo & Co., LLP, served in this same capacity for the fiscal year ended July 31, 2001; and

          4. Transact such other business as may properly come before the meeting and any adjournment thereof. Please note that we are not aware of any such business.

     The Board of Directors has fixed the close of business October 11, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU MAY HOLD. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU ARE PRESENT.

                                             By order of the Board of Directors,


                                             /s/ SALVATORE CAPPUZZO
                                             -----------------------------------
                                                 SALVATORE CAPPUZZO
                                                 Secretary

                                J. W. MAYS, INC.
                                  9 BOND STREET
                              BROOKLYN, N.Y. 11201


                              ---------------------
                                 PROXY STATEMENT
                              ---------------------


THE PROXY AND THE SOLICITATION

     This Proxy Statement and accompanying form of proxy are first being sent to shareholders commencing on or about October 18, 2001. The enclosed form of proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held November 20, 2001 (including any adjournment). You may revoke your proxy and claim your right to vote up to and including the meeting by written notice given to the Secretary of the Company. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company or its agent, and not revoked, will be voted in the manner specified thereon.


OUTSTANDING VOTING STOCK

     Each of the 2,033,280 outstanding shares of common stock, par value $1 per share (the only class of voting security), of the Company (net of 145,017 shares held as treasury stock, which shares cannot be voted) held of record on October 11, 2001 is entitled to one vote on each of the matters to be acted upon at the meeting or any adjournment thereof.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Reference is made to the information under the caption "Information Concerning Nominees for Election as Directors" for a statement of the direct beneficial ownership of the Company's shares of common stock by its director nominees. The address for each of such nominees and persons hereinafter mentioned is c/o J. W. Mays, Inc., 9 Bond Street, Brooklyn, New York 11201. The information below is given as of September 21, 2001.

     To the best of the Company's knowledge, the following persons were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the outstanding common stock of the Company, as of September 21, 2001:

                                     AMOUNT AND NATURE OF BENEFICIAL
                                       OWNERSHIP IN J.W. MAYS, INC.
NAME OF BENEFICIAL OWNER                 AS OF SEPTEMBER 21, 2001      PERCENT OF CLASS
------------------------             -------------------------------   ----------------

Weinstein Enterprises, Inc. ........                      (1)                    (1)
  Rockridge Farm
  Route 52
  Carmel, New York 10512

Subsidiaries of Weinstein
 Enterprises, Inc.:
  Gailoyd Enterprises Corp. ........              670,120 (1)                 32.96%
  Rockridge Farm
  Route 52
  Carmel, New York 10512

Celwyn Company, Inc. ...............              240,211 (1)                 11.81%
  Rockridge Farm
  Route 52
  Carmel, New York 10512
                                                  -------                     -----
      Total.........................              910,331                     44.77%
                                                  =======                     =====

(Footnotes on page 2, 3 and 4)

                                                    THROUGH
                                                   WEINSTEIN                                       PERCENT
NAME OF BENEFICIAL OWNER                          ENTERPRISES       DIRECT         TOTAL           OF CLASS
------------------------                          -----------      -------      ------------       ---------

Sylvia W. Shulman(2) (5) ........................  266,878.70        7,318        274,196.70         13.48%
Sylvia W. Shulman and Max Shulman(3) (5) ........                   34,883         34,883.00          1.72%
Lloyd J. Shulman(4) (5) .........................  134,710.03       44,250        178,960.03          8.80%
Shulman Trustees FBO Lloyd J. Shulman(4) (5) ....   41,067.31                      41,067.31          2.02%
Gail S. Koster(5) ...............................   84,831.47                      84,831.47          4.17%
Shulman Trustees FBO Gail S. Koster(5) ..........   34,983.26                      34,983.26          1.72%
Koster Family Partnership L.P.
  Gail S. Koster(5) . ...........................                    9,285          9,285.00           .46%
Estate of Florence Felmus(6) ....................  243,665.26                     243,665.26         11.98%
Madeleine Orloff(6) .............................   44,492.43                      44,492.43          2.19%
Linda Jessogne(6) ...............................   44,492.43                      44,492.43          2.19%
Shulman Trustees FBO Linda B.
  Felmus Jessogne(6) ............................   15,210.11                      15,210.11           .75%
J. Weinstein Foundation, Inc.(7) ................                  140,568        140,568.00          6.91%
                                                   ----------      -------      ------------         -----
      Total .....................................  910,331.00      236,304      1,146,635.00         56.39%
                                                   ==========      =======      ============         =====

----------
(1) Weinstein Enterprise, Inc., a Delaware corporation ("Enterprises"), is the beneficial owner of 910,331 shares (44.77%) of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp., a Delaware corporation ("Gailoyd"), which directly owns 670,120 shares (32.96%) of the outstanding common stock of the Company and
     (ii) Celwyn Company, Inc., a Delaware corporation ("Celwyn"), which directly owns 240,211 shares (11.81%) of the outstanding common stock of the Company.

(2) Sylvia W. Shulman directly owns 7,318 shares of the outstanding common stock of the Company. She also beneficially owns 266,878.70 shares of the outstanding common stock of the Company through her beneficial ownership of 1,759 shares (29.32%) of Enterprises, which includes 1,606 shares (26.77%) held by Sylvia W. Shulman and Lloyd J. Shulman as trustees for the benefit of Sylvia W. Shulman, for a total of 274,196.70 shares (13.48%). Does not include 34,883 shares owned as tenant in common with her husband, Max L. Shulman. See footnote (3) below. (Sylvia W. Shulman, is the daughter of the late Joe Weinstein, founder of the Company, and the late Celia Weinstein, and a sister of the late Florence Felmus).

(3) Sylvia W. Shulman and Max L. Shulman directly own 34,883 shares (1.72%) as tenants in common, of the outstanding common stock of the Company. See footnotes (4) (5) and (6) below wherein Sylvia W. Shulman and Max L. Shulman act as trustees for certain other Trusts.

(4) Lloyd J. Shulman directly owns 44,250 shares of the outstanding common stock of the Company. He also beneficially owns 134,710.03 shares of the outstanding common stock of the Company through his benefical ownership of
     887.875 shares (14.80%) of Enterprises, and the Shulman Trustees FBO Lloyd
     J. Shulman pursuant to the will of the late Celia Weinstein (Max, Sylvia & Lloyd Shulman Trustees) owns 41,067.31 shares (2.02%) of the outstanding common stock of the Company through the beneficial ownership of 270.675 (4.51%) of Enterprises for a total of 220,027.34 shares (10.82%). Max L. Shulman, Sylvia W. Shulman and Lloyd J. Shulman are trustees of the Lloyd
     J. Shulman Trust.

  (Footnotes continued)

(5) The Shulman family beneficially owns 658,206.77 shares (32.37%) of the outstanding common stock of the Company both directly and through Enterprises. This total includes:

                                                                                 NUMBER OF      PERCENT
                                                                                  SHARES        OF CLASS
                                                                                 ----------     --------
     a)   Sylvia W. Shulman owns:
          1. Directly ........................................................     7,318.00        .36%
          2. Through her beneficial ownership of 1,759.00 shares
             (29.32%) of Enterprises .........................................   266,878.70      13.12%

     b)   Sylvia W. Shulman and Max L. Shulman,
          as tenants in common directly own ..................................    34,883.00       1.72%

     c)   Lloyd J. Shulman owns:
          1.  Directly .......................................................    44,250.00       2.17%
          2. Through his beneficial ownership of 887.875 shares
             (14.80%) of Enterprises .........................................   134,710.03       6.63%

     d)   Shulman Trustees FBO Lloyd J. Shulman
          pursuant to the will of the late Celia Weinstein
          (Max, Sylvia and Lloyd Shulman, Trustees) through
          the beneficial ownership of 270.675 shares (4.51%)
          of Enterprises .....................................................    41,067.31       2.02%

     e)   1. Koster Family Partnership L.P. Gail S. Koster--direct ...........     9,285.00        .46%
          2. Gail S. Koster (daughter of Max L. Shulman and
             Sylvia W. Shulman) through the beneficial ownership of
             559.125 shares (9.32%) of Enterprises ...........................    84,831.47       4.17%

     f)   Shulman Trustees FBO Gail S. Koster pursuant to the will
          of the late Celia Weinstein (Max, Sylvia and Lloyd Shulman,
          Trustees) through the beneficial ownership of 230.575 shares
          (3.84%) of Enterprises .............................................    34,983.26       1.72%
                                                                                 ----------      -----
            Total ............................................................   658,206.77      32.37%
                                                                                 ==========      =====

(6) The Felmus family beneficially owns 347,860.23 shares (17.11%) of the outstanding common stock of the Company. This total includes:

     a) The Estate of Florence Felmus owns 243,665.26 shares (11.98%) of the outstanding common stock of the Company through the beneficial ownership of 1,606 shares (26.77%) of Enterprises.

     b) The Shulman Trustees FBO Linda B. Felmus Jessogne under the will of Celia Weinstein (Max, Sylvia and Lloyd Shulman, Trustees) owns 15,210.11 shares (.75%) of the outstanding common stock of the Company through the beneficial ownership of 100.25 shares (1.67%) of Enterprises.

     c) This table includes the shares of outstanding common stock of the Company beneficially owned by Madeleine Orloff and Linda Jessogne, daughters of the late Florence Felmus, who may be considered part of the Florence Felmus family. Madeleine Orloff and Linda Jessogne each beneficially owns 44,492.43 shares (2.19%) of the outstanding common stock of the Company through individual beneficial ownership of 293.25 shares (4.89%) of Enterprises.

(Footnotes continued)

(7) J. Weinstein Foundation, Inc. directly owns 140,568 shares (6.91%) of the outstanding common stock of the Company. Sylvia W. Shulman and Lloyd J. Shulman, as officers and directors of J. Weinstein Foundation, Inc., share voting power as to these shares and consequently, may be deemed to be the beneficial owners thereof, although the table set forth above does not include such shares as beneficially owned by such persons.

     To the best of the Company's knowledge, the directors and executive officers of the Company considered as a group beneficially owned the following amount of outstanding common stock of the Company as of September 21, 2001:

                                                   AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP IN
                                                     J.W. MAYS, INC.        PERCENT OF CLASS
                                                 -----------------------    ----------------
All directors and executive officers of the
  Company considered as a group (7 persons) ....      679,825.04*                 33.43%

----------
* This total includes 529,107.04 shares (26.02%) derived from the Shulmans' beneficial holdings, excluding those of Gail S. Koster and the Koster Family Partnership L.P. Gail Koster, and also includes 140,568 shares (6.91%) of the outstanding common stock of the Company owned directly by J. Weinstein Foundation, Inc. together with 10,150 shares (.50%) owned by other officers and directors. Moreover, the directors who are also directors of Enterprises may, because of their power to vote a majority of the shares in Enterprises, be considered to be the beneficial owners of the 910,331 shares (44.77%) of the outstanding common stock of the Company held by Enterprises.


PRINCIPAL NON-AFFILIATED HOLDERS OF COMMON STOCK

     To the best of the Company's knowledge, the following "persons" were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the Company's outstanding common stock, other than those set forth above, as of September 21, 2001:

                                                   AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP IN
                                                     J.W. MAYS, INC.        PERCENT OF CLASS
                                                 -----------------------    ----------------
Estate of Sol Goldman ...........................      271,200(1)                 13.34%
  c/o Simpson Thacher & Bartlett
  425 Lexington Avenue
  New York, New York 10017

Lillian Goldman Marital Trust ...................       91,400(2)                  4.50%

Lillian Goldman .................................       91,400(3)                  4.50%
  640 Fifth Avenue
  New York, New York 10019

----------
(1)  The number of shares shown above has been obtained from Amendment No. 7 to
     Schedule 13D, the most recent amendment which was dated July 10, 1997, relating to events occurring on June 20, 1997, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as Co-Executors of the Estate of Sol Goldman. The number of shares was verified by letter of September 25, 2001.

(Footnotes continued)

(2)  The number of shares shown above has been obtained from Amendment No. 5 to
     Schedule 13D, the most recent amendment which was dated September, 1995, relating to events occurring on December 20 and 22, 1993, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as Co-Trustees of the Lillian Goldman Marital Trust. The number of shares was verified by letter of September 25, 2001.

(3)  The number of shares shown above has been obtained from Amendment No. 5 to
     Schedule 13D, the most recent amendment which was dated September, 1995, relating to events occurring on December 20 and 22, 1993, as filed with the Securities and Exchange Commission on behalf of Lillian Goldman. The number of shares was verified by letter of September 25, 2001.


PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SEVEN

     Directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. The By-Laws provide that, prior to the election of directors at each Annual Meeting of Shareholders, the number of directors to be elected at such meeting for the ensuing year shall be fixed by the shareholders by a majority vote of the shares represented at the meeting in person or by proxy within the limits fixed by the Certificate of Incorporation which provides for a minimum of three and a maximum of eleven. The Board of Directors recommends the election of seven directors and, except as discussed below, all proxies received pursuant to this solicitation will be voted for that number of directors. The affirmative vote of a majority of the shares represented in person or by proxy is required to fix the number of directors at seven.


INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     It is intended that proxies received pursuant to this solicitation will be voted for the election of the following nominees, unless for any reason any such nominee shall not be available for election, in which event the proxies will be voted in favor of the remainder of those nominated, and may be voted for substitute nominees in place of those who are not candidates or to reduce (but not below three) the number of directors to be elected. Each of the nominees has consented to serve as a director, if elected, and it is contemplated that all of the nominees will be available for election as directors.

     The following information is given as of September 21, 2001 with respect to each nominee for election as a director. Such information has been furnished by the nominees. The table shows their respective ages in parentheses, the positions and offices held with the Company, the period served as a director, their business experience during the past five years, including their principal occupations and employment during that period, their direct beneficial ownership and percentage of the Company's outstanding shares owned [excluding shares which may be deemed to be beneficially owned as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 4)], and other directorships in public companies. Sylvia W. Shulman is the mother of Lloyd J. Shulman.

                                                                              SHARES DIRECTLY OWNED
                                                                                BENEFICIALLY AS OF
                                                                                SEPTEMBER 21, 2001
                                                                              ---------------------
                 NAME, AGE,                                  FIRST ELECTED                 PERCENT
   BUSINESS EXPERIENCE, AND DIRECTORSHIPS                      DIRECTOR        NUMBER      OF CLASS
   --------------------------------------                    -------------    --------     --------
Lance D. Myers(+)                      (50)                  August, 1997         --          --
 Senior Counsel, Holland & Knight LLP 2000 to
 present. Partner in the law firm of Cullen and Dykman
 1986 to 1999.

Dean L. Ryder                          (55)                 November, 1999        --          --
 President, Putnam County National Bank.

Jack Schwartz(+)                       (79)                 November, 1987        100       .005%
 Private Consultant; January 1986 to September 1989,
Consultant, The Brooklyn Union Gas Company.

Lloyd J. Shulman(+)                    (59)                 November, 1977     44,250(1)    2.18%
 Chairman of the Board and President, Chief Executive
 Officer and Chief Operating Officer, J. W. Mays, Inc.;
 from June 1995 to November 1996, Co-Chairman of
 the Board and President, Chief Executive Officer and
 Chief Operating Officer; from November 1978 to June
 1995, President and Chief Operating Officer, and prior
 to November 1978, Senior Vice President, J. W. Mays,
 Inc.; Trustee of the J.W. Mays, Inc. Retirement Plan
 and Trust.

Sylvia W. Shulman                      (83)                February, 1965       1,082(1)(2)  .05%
 Retired; Prior to January 1989, Fashion Director and
 Merchandiser of Boutique Shops, J. W. Mays, Inc.

Lewis D. Siegel                        (70)                November, 1986         --          --
 First Vice President--Investments Salomon Smith
 Barney since August 1989; 1973 to August 1989, Vice
 President, Thomson McKinnon Securities Inc.; Trustee
 of the J.W. Mays, Inc. Retirement Plan and Trust.

Alex Slobodin(+)                       (86)                November, 1963       8,725(3)     .43%
 Executive Vice President and Treasurer, J. W. Mays,
 Inc.; Trustee of the J.W. Mays, Inc. Retirement Plan
 and Trust.

----------
(+)  Member of Executive Committee.

(1) Reference is made to the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 4) for information relating to beneficial ownership of holders owning more than 5% of the outstanding stock of the Company.

(2) Does not include 34,883 shares owned as tenant in common with her husband, Max L. Shulman.

(3)  2,000 of these shares are owned jointly with his wife.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company holds regular quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. During fiscal 2001, the Board held four regular meetings and one special meeting.

     Executive Committee--This Committee during fiscal 2001 consisted of Lloyd
J. Shulman (Chairman), Lance D. Myers, Jack Schwartz and Alex Slobodin. This Committee may exercise all the powers of the Board when it is not in session, except as otherwise provided in a resolution or By-Law. This Committee did not meet during fiscal 2001.

     Audit Committee--This Committee during fiscal 2001 consisted of the following non- employee, "independent" members of the Board: Jack Schwartz (Chairman), Lance D. Myers, Dean L. Ryder, Sylvia W. Shulman and Lewis D. Siegel.

     The Audit Committee, which met three times during fiscal 2001, is responsible for such matters as recommending to the Board of Directors a firm of independent auditors to be retained for the ensuing year by the Company and its subsidiaries, reviewing the scope and results of annual audits, reviewing the auditors' recommendations to management and the response of management to such recommendations, the internal audit reports, and the adequacy of financial and accounting control mechanisms employed by the Company. The Committee also reviews and approves any non-audit related services rendered to the Company and its subsidiaries by the independent auditors including their fees. The Committee is prepared to meet at any time upon request of the independent auditors to review any special situation arising in relation to any of the foregoing subjects.

     Investment Advisory Committee--This Committee, during fiscal 2001, consisted of the entire Board of which Lloyd J. Shulman is Chairman. The Committee meets as necessary on the call of the Chairman. The Committee met four times during fiscal 2001. The Committee reviews and makes recommendations concerning the investment choices available with safety of principal, high yields and liquidity as the prime objectives.

     Executive Compensation Committee--This Committee, during fiscal 2001, consisted of Lloyd J. Shulman (Chairman), Lance D. Myers, Dean L. Ryder, Jack Schwartz, Sylvia W. Shulman and Lewis D. Siegel, five of whom are non-employee directors. The Committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for the Chief Executive Officer, as well as the compensation for the other executive officers. The Committee met two times during fiscal 2001.

     Each director attended 100% of the aggregate meetings of the Board and the Committees (if a member thereof) held during fiscal 2001, except Sylvia W. Shulman who attended 78% of the meetings.

     The Board of Directors does not have a standing Nominating Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation earned with respect to the three most recent fiscal years for the most highly compensated executive officers:

                                                     ANNUAL COMPENSATION
                                                --------------------------------
            NAME AND                                                OTHER
       PRINCIPAL POSITION                       YEAR   SALARY COMPENSATION(1)(2)
       ------------------                       ----   ------ ------------------
Lloyd J. Shulman .............................. 2001  $175,412    $30,847(3)
  Chairman of the Board and President, Chief    2000   175,824     28,982(3)
  Executive Officer and Chief Operating Officer 1999   151,676     27,498(3)

Alex Slobodin ................................. 2001   167,354     30,299(3)
  Executive Vice President and Treasurer        2000   159,913     28,964(3)
                                                1999   151,378     27,436(3)

Mark Greenblatt ............................... 2001   138,805     24,389(3)
  Vice President and Assistant Treasurer        2000   118,781     20,449(3)
                                                1999   112,426     19,373(3)

Ward N. Lyke, Jr. ............................. 2001   126,325     21,806(3)
  Vice President--Management Information        2000   118,781     20,449(3)
    Services                                    1999   112,426     19,373(3)

-----------
(1) Each non-employee director receives an annual retainer of $6,000, payable $1,500 quarterly, plus $1,500 for attending each Board meeting, $1,000 for each Audit Committee meeting and $500 for each of the Investment Advisory, Executive Compensation and Advisory Real Estate Committee meetings. In addition, the Chairman of each committee receives an additional $500 for each meeting attended. Each non-employee director also receives an annual expense allowance of $500, payable $125 quarterly. Neither the Company nor the Retirement Plan pays its non-employee director or its two employee directors for serving as trustees of the Company's Retirement Plan and Trust.

(2) Excludes certain personal benefits aggregating less than $25,000 for any member of the group.

(3) The Company's Retirement Plan, as modified, which became effective August 1, 1991, is a Money Purchase Retirement Plan. Contributions to the Plan are required to be made from time to time by the Company. Each of the named executive officers has a 100% vested interest in the amount listed. All directors who are not executive officers do not participate in the Plan.


REPORT ON EXECUTIVE COMPENSATION

  The executive compensation program of the Company is administered by the Executive Compensation Committee. The Committee has the responsibility for recommendations to the Board with respect to all compensation to officers and directors of the Company. The Committee also oversees the Company's Retirement Plan and Trust and the Company's medical plans.

BASE SALARY

     Salary levels for the Company's executive officers are established principally on the basis of the executive's position. In each case, consideration is given both to the personal factors such as the individual's record and the responsibility associated with his position, and the prevailing conditions in the geographic area where the executive's services are performed.

     The Committee recognized the changing real estate market but believes executive officers' base salaries, approved by the Board, are at or below competitive base salary levels.

     The Committee in determining future base salary increases will consider the Company's performance under the then existing conditions and the then competitive conditions in the labor market.

     The Company has no incentive compensation program.


RETIREMENT PLAN

     The Board of Directors adopted The J.W. Mays, Inc. Retirement Plan and Trust ("Plan") effective August 1, 1991. The Board of Directors believes that the Plan will strengthen the ability of the Company to attract and retain employees (exclusive of those employees covered by a collective bargaining agreement) and increase such individuals' incentive to contribute to the Company's future success.

     The Company's contribution to the Plan is an amount equal to 15% of each participant's compensation plus 5.7% of each participant's compensation in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act for each year, subject to a compensation limit of $170,000.

          Executive Compensation Committee:

              Lloyd J. Shulman, Chairman
              Lance D. Myers
              Dean L. Ryder
              Jack Schwartz
              Sylvia W. Shulman
              Lewis D. Siegel


REPORT OF AUDIT COMMITTEE

     As required by the applicable regulations adopted by the Securities and Exchange Commission covering audit committees, the following matters have been complied with by the Audit Committee: The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with D'Arcangelo & Co., LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as such may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from D'Arcangelo & Co., LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with D'Arcangelo & Co., LLP, the independent auditor's independence. Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the

Company's Annual Report on Form 10-K through incorporation by reference in the Company's Annual Report to Shareholders for the fiscal year ended July 31, 2001.

     Under the terms of its charter, the Committee approves fees paid by the Company to its independent auditors. For the fiscal year ended July 31, 2001, the Company paid the following fees to D'Arcangelo & Co., LLP:

      Audit Fees ..........................................    $49,487

      Financial information system design and
        implementation fees ...............................      None

      All other fees--(includes tax and accounting
        consulting services) ..............................     10,666
                                                               -------
      Total Fees ..........................................    $60,153
                                                               =======

     The Audit Committee of the Board of Directors has considered whether the non-audit services rendered by the independent auditor are compatible with an auditor maintaining its independence.

          Audit Committee:

                Jack Schwartz, Chairman
                Lance D. Myers
                Dean L. Ryder
                Sylvia W. Shulman
                Lewis D. Siegel

     The materials referred to above under "Report of Audit Committee" shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lloyd J. Shulman, a member of the Board of the Company and also a member of the Executive Compensation Committee, serves as an officer and director of Weinstein Enterprises, Inc., the beneficial owner of 44.77% of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp. which directly owns 32.96% of the outstanding common stock of the Company and (ii) Celwyn Company, Inc. which directly owns 11.81% of the outstanding common stock of the Company. Lloyd J. Shulman also serves as an officer and director of Gailoyd Enterprises Corp. and of Celwyn Company, Inc.

PERFORMANCE GRAPH

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             J. W. MAYS, INC., STANDARD & POOR'S 500 AND PEER GROUP
               (FIVE-YEAR PERFORMANCE RESULTS THROUGH 07/31/2001)

     The following graph sets forth a five year comparison of cumulative total shareholder return for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and a Peer Group. The graph assumes the investment of $100 at the close of trading July 31, 1996 in the common stock of the Company, the S&P 500 and the Peer Group, and the reinvestment of all dividends, although the Company did not pay a dividend during this five year period.


                           (Representation of Graph)


             7/31/96     7/31/97     7/31/98     7/31/99    7/31/00    7/31/01
             -------     -------     -------     -------    -------    -------
MAYS         $100.00     $108.82     $158.82     $ 93.38    $113.88    $185.85
S&P 500      $100.00     $152.17     $181.14     $217.83    $237.40    $203.29
Peer Group   $100.00     $125.66     $141.57     $123.39    $132.32    $163.72

                                                        Source: Value Line, Inc.


     The Performance Graph shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors of the Company, on the recommendation of the Audit Committee, has selected D'Arcangelo & Co., LLP, as the independent auditors, to examine the financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 2002. This firm first became the independent auditors of the Company and its subsidiaries for the fiscal year ended July 31, 1996. D'Arcangelo & Co., LLP, has no direct or indirect financial interest in the Company.

     If the selection of D'Arcangelo & Co., LLP, is not ratified by the shareholders, or if after ratification, that firm for any reason becomes unable or ineligible to serve, the selection of other independent auditors will be considered by the Audit Committee and the Board. A representative of the auditing firm is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.


CERTAIN TRANSACTIONS

     During fiscal 2001, the Company paid Enterprises total rentals of $165,300 for leases on which two of the Company's real estate properties are located and interest of $48,276 on a mortgage held by Enterprises on the Jowein building, Brooklyn, New York. In the opinion of the Company, the rentals and interest paid to Enterprises are no more favorable than would be payable for comparable property and mortgage, respectively, in arms-length transactions with non-affiliated parties.

     The Company had leased from Celwyn Company, Inc. ("Celwyn")* one of the stores which it closed in connection with the reorganization proceedings, at an annual minimum rental of $180,000. The Company, by agreement with Celwyn, modified and assigned the lease to a third party. The agreement with Celwyn provides for the equal division between the Company and Celwyn of the rental received by Celwyn in excess of the annual minimum rental of $180,000. In the opinion of the Company, the rental paid to Celwyn was also no more favorable than would have been payable for comparable property in arms-length transactions with non-affiliated parties. During the past fiscal year the Company recorded the sum of $413,609 as its share of the excess rental from Celwyn.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, the Company retained the law firm of Holland & Knight LLP, Special Counsel for various legal services. Lance D. Myers, Esq., a director of the Company is employed by the law firm of Holland & Knight LLP as senior counsel. The firm renders legal services to the Company and such services are expected to continue to be provided to the Company in the future.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's stock, to file reports of ownership and changes in ownership of J. W. Mays, Inc. stock with the Securities and Exchange Commission. The Company believes that during the fiscal year ended July 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.


BACKGROUND

     The Company discontinued the retail department store segment of its operations on January 3, 1989. The Company has continued its real estate operation, including but not limited to the sale/purchase and/or lease of properties, as conducted prior to the discontinuance of its retail department store segment.

---------
* Reference is made to the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 4) for information concerning the ownership interests which certain nominees, of which one is an officer, have in Enterprises and Celwyn.

OTHER INFORMATION

     Effective September 6, 2001, the Company renewed its directors and officers liability insurance policy in the aggregate amount of $5 million. The policy expires September 6, 2002. The insurer is the National Union Fire Insurance Company of Pittsburgh, Pa. No sums have been paid under any directors and officers liability insurance policy.

     The Board of Directors is not aware, at the date hereof, of any other matter to be presented which is a proper subject for action by the shareholders at the meeting. If any other matter comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote thereon in their discretion.


METHOD AND COST OF SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, employees of the Company may request the return of proxies personally, by telephone or other electronic means if proxies are not received promptly and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and the Company will reimburse them, on request, for their reasonable out-of-pocket expenses.


DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE YEAR 2002 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Year 2002 Annual Meeting of Shareholders must be received at the Company's executive offices for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than the close of business June 21, 2002.


ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended July 31, 2001, which is not a part of this Proxy Statement and is not proxy soliciting material, accompanies this Proxy Statement.

                                          By order of the Board of Directors,


                                          /s/ SALVATORE CAPPUZZO
                                          -----------------------------------
                                              SALVATORE CAPPUZZO
                                              Secretary

Dated: Brooklyn, New York
       October 18, 2001

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                J.W. MAYS, INC.

                               NOVEMBER 20, 2001




                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

  [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

                                FOR ALL                  WITHHOLD
                               NOMINEES                 AUTHORITY
                           (EXCEPT AS MARKED           TO VOTE FOR
                            TO THE CONTRARY)           ALL NOMINEES
                          ------------------           ------------
2.  Election                      [ ]                      [ ]
    of
    Directors

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST AT RIGHT.)

     PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

     NOMINEES:  Lance D. Myers
                Dean L. Ryder
                Jack Schwartz
                Lloyd J. Shulman
                Sylvia W. Shulman
                Lewis D. Siegel
                Alex Slobodin

                                                FOR        AGAINST      ABSTAIN
                                                ---        -------      -------

1.  Proposal to fix the number of directors     [ ]          [ ]          [ ]
    to be elected at seven.

3.  Ratify the appointment of D'Arcangelo       [ ]          [ ]          [ ]
    & Co., LLP, as the Company's
    independent auditors of the Company's
    fiscal year ending July 31, 2002.

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN BELOW AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED.



_______________________ Dated:____, 2001 _______________________ Dated:___, 2001
Signature(s) of Shareholder(s)           Signature(s) of Shareholder(s)

NOTE: (Signature should conform to names printed on this Proxy. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                J.W. MAYS, INC.

                                     PROXY

               ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 20, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of J.W. MAYS, INC. (the "Company") to be held November 20, 2001 and the related proxy statement; (b) appoints LLOYD J. SHULMAN, ALEX SLOBODIN and WARD N. LYKE, JR. and each of them, attorneys and Proxies, with full power of substitution in each, for and on behalf of the undersigned, to vote at the Annual Meeting of Shareholders of J.W. MAYS, INC. to be held November 20, 2001 (including any adjournment thereof) the number of shares of common stock that the undersigned is entitled to vote and with all powers the undersigned would possess if personally present, as specified with respect to the matters described in the accompanying Proxy Statement dated October 18, 2001 and upon such other matters as may properly come before such meeting; and (c) revokes any proxies previously given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 1 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH REGARD TO ANY MATTER REFERRED TO IN ITEM 4 ON THE REVERSE SIDE.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

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